UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 26, 2013, Landmark Apartment Trust of America, Inc. (the “Company”), through Landmark Apartment Trust of America Holdings LP, its operating partnership (the “Operating Partnership”), acquired two multifamily properties for the aggregate purchase price of approximately $41,400,000, subject to prorations and adjustments, including the assumption of mortgage indebtedness in the aggregate amount of approximately $22,277,000 and the issuance of $19,496,865 in limited partnership units (“OP Units”) in the Operating Partnership, as set forth in more detail below.

The acquisition of one of the properties described below was not conditioned upon the acquisition of the other property. While the acquisition of any one of the properties is individually insignificant for purposes of the reporting requirements of Form 8-K, the properties described in this Current Report on Form 8-K are related to the properties described in the Company’s Current Report on Form 8-K filed on October 9, 2013, the Company’s Current Report on Form 8-K filed on October 22, 2013, and the Company’s Current Report on Form 8-K filed on November 22, 2013, and such properties are significant in the aggregate.

Acquisition of Landmark at Avery Place

On November 26, 2013, the Company, through the Operating Partnership, acquired 100% of the membership interests in Landmark at Avery Place, LLC, which owns as its sole asset a multifamily residential apartment project in Tampa, Florida, known as Landmark at Avery Place (the “Avery Place Property”), in exchange for consideration consisting of (i) 1,193,464 OP Units valued at $8.15 per unit and (ii) existing mortgage indebtedness remaining in place with a current outstanding principal balance of approximately $9,077,000. The Avery Place Property is an apartment community located in Tampa, Florida, comprised of approximately 192,550 rentable square feet containing 264 units. As of November 26, 2013, the Avery Place Property was 97% occupied.

The two existing mortgages remaining in place after the acquisition of the Avery Place Property had an aggregate outstanding balance as of closing of approximately $9,077,000 and are held by Fannie Mae. Interest accrues on the loans at a fixed rate equal to 5.49% on $4,800,000 and 5.69% on $4,277,000, and both loans mature on August 1, 2015.

The contributors of the Avery Place Property were Elco Landmark at Avery Place Management, LLC, Legacy Avery Place, LLC, Avery Place Investors, LLC, and Main Street Residential Avery Place, LLC. Elco Landmark at Avery Place Management, LLC is affiliated with Messrs. Lubeck and Salkind, two of the directors of the Company.

Acquisition of Landmark at Deerfield Glen

On November 26, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Landmark at Deerfield Glen, LLC, which owns as its sole asset a multifamily residential apartment project in Hoover, Alabama, known as Landmark at Deerfield Glen (the “Deerfield Glen Property”), in exchange for aggregate consideration consisting of (i) 1,198,791 OP Units valued at $8.15 per unit and (ii) existing mortgage indebtedness remaining in place with a current outstanding principal balance of approximately $13,200,000. The Deerfield Glen Property is an apartment community located in Hoover, Alabama, comprised of approximately 329,800 rentable square feet containing 320 units. As of November 26, 2013, the Deerfield Glen Property was 87% occupied.

The existing mortgage remaining in place after the acquisition of the Deerfield Glen Property had an outstanding balance as of closing of approximately $13,200,000 and is held by Fannie Mae. Interest accrues on the loan at a fixed rate equal to 3.59%, and the loan matures on June 27, 2019.

The contributors of the Deerfield Glen Property were Elco Landmark at Deerfield Glen Management LLC, Legacy Deerfield Glen LLC and MB Holdings Equity, LLC. Elco Landmark at Deerfield Glen Management LLC is affiliated with Messrs. Lubeck and Salkind, two of the directors of the Company.

In evaluating the acquisition of the properties and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors, including property condition reports, tenant rent rolls, property location, visibility and access, age of the properties, physical condition and curb appeal, neighboring property uses, local market conditions, including vacancy rates, area demographics, including average household income, neighborhood growth patterns and economic conditions, and the presence of demand generators.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 2.01 regarding the issuance of OP Units is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real properties described in Item 2.01 above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that such financial statements, to the extent required, will be filed on or before the date which is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Shell Company Transactions

None.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 3, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

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